EXHIBIT 5

                        Opinion of Gerald H. Litwin, P.A.





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                     [LETTERHEAD OF GERALD H. LITWIN, P.A.]





                  July 16, 1996



NoFire Technologies, Inc.
21 Industrial Avenue
Upper Saddle River, New Jersey   07458

Attention:  Mr. Sam Oolie, Chief Executive Officer


         RE:  Registration Statement on Form S-8 of
              62,500 Shares of Common Stock
              -------------------------------------

Dear Sir:

         This firm is acting as special corporate counsel for NoFire Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration of 62,500 shares of the common stock of the Company with a par value of 20(cent) per share (the "Common Shares"), as described in the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof. Upon the registration of the Common Shares, the Company is obligated to issue such shares to Mr. Jerome M. Wenger.

         As such special corporate counsel, this firm has examined the Registration Statement and such corporate records and other documents and instruments and has made such investigations of law as this firm has considered necessary or appropriate for the purpose of rendering this opinion.

         Based on the foregoing, it is this firm's opinion:

                  1. The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware;

                  2. The Common Shares to be issued to Mr. Wenger have been duly authorized and reserved for issuance and, when certificates for the Common Shares have been duly executed by the Company, countersigned by a transfer agent, and duly registered by a registrar for the Common Shares, the Common Shares shall be validly issued, fully paid, and non-assessable.

                  3. This firm hereby consents to the filing of this opinion as
Exhibit 5 to the Registration Statement. By giving the foregoing consent, this firm does not admit that this firm is within the category of persons whose consent is required by Section 7 of the Securities Act.



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                                                         Very truly yours,

                                                         /s/ Gerald H. Litwin

                                                         GERALD H. LITWIN

GHL:kd
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